Exhibit 99(b)
Wendy’s International, Inc. announces strong third-quarter same-store sales results
Wendy’s produces highest comps since 2Q 2004; YTD same-store sales at company restaurants turn positive
     DUBLIN, Ohio (October 5, 2006) – Wendy’s International, Inc. (NYSE: WEN) today announced preliminary same-store sales of 4.1% at U.S. company stores and 3.9% at U.S. franchised restaurants for its third quarter, which ended on Sunday, October 1.
     “Our third quarter represents the best same-store sales period for Wendy’s in two years, as July and August same-store sales were encouraging, and September was strong at 4.3%” said interim Chief Executive Officer and President Kerrii Anderson. “With this performance, our year-to-date same-store sales at company restaurants have turned positive, which is another sign that our turnaround is well under way.
     “We also continue to see improvement on the cost side, as we have taken the steps necessary to reduce expenses by $100 million beginning in 2007, and beef and chicken costs are lower compared to one year ago.”
     In July, Wendy’s promoted its signature Spicy Chicken sandwich and tested a new 4-Alarm Spicy Chicken sandwich in certain markets. In August, Wendy’s introduced a new vanilla Frosty™ dessert. In September, Wendy’s promoted its new Frescata™ Italiana premium deli sandwich.
     In the fourth quarter, Wendy’s will promote its value menu and new double-melt hamburgers and will introduce re-loadable gift cards for the first time.
     “Our strong promotional calendar and new product innovation have been the driving forces behind our recent sales momentum,” Anderson said.
     In addition, the Company announced in August that all 6,000 of its Wendy’s U.S. restaurants are now cooking with oil that has zero grams of trans fat per serving. With the move, Wendy’s became the first major quick-service restaurant chain to switch to non-hydrogenated cooking oil for its French fries and chicken products.
     “The elimination of trans fat was a big milestone for us,” Anderson said. “We have made our food healthier without altering its taste profile, which is the right thing to do for our customers.”
Wendy’s completes distribution of Tim Hortons shares
     As announced on September 29, Wendy’s International, Inc. has completed the distribution of the 160 million shares of Tim Hortons that it previously owned. The shares represented the remaining 82.75% stake in Tim Hortons that the Company had owned subsequent to Tim Hortons March initial public offering.
Wendy’s International, Inc. to host analyst meeting October 12
     Wendy’s International, Inc. plans to host a meeting for analysts and investors to discuss its strategic plan, operations, marketing and financial outlook on Thursday, October 12, 2006, from 9:30 a.m. to approximately noon EST.
     The meeting, which will be available simultaneously as a conference call and webcast, will be held at the Ritz-Carlton New York, Battery Park Hotel, Two West Street, New York, 10004; (212) 344-0800. The doors will open at 9 a.m.

     Interested parties can participate in the meeting in any one of three ways:
•	Attend in person at the Ritz-Carlton New York, Battery Park Hotel: RSVP to Karren Martin-Huth at (614) 764-3138 or karren_martin-huth@wendys.com by Friday, October 6.

•	Via simultaneous conference call: The dial-in number is (877) 572-6014 (North America) or (706) 679-4852 (outside of North America). No need to register in advance.

•	A simultaneous web cast will be available at www.wendys-invest.com; the call will be archived at that site.
Third-quarter earnings release scheduled for October 26
     The Company will release third-quarter earnings at approximately 2:00 p.m. on Thursday, October 26 and host a conference call beginning at 4:00 p.m. (Eastern) the same day. Investors and the public may participate in the conference call in either one of the following ways:
•	Phone Call: The dial-in number is (877) 572-6014 (U.S. and Canada) or (706) 679-4852 (International). No need to register in advance.

•	Simultaneous Web Cast: Available at www.wendys-invest.com. The call will also be archived at that site.
Preliminary Third-Quarter Same-Store Sales Summary

	3Q 2006	3Q 2005	2006 YTD
Wendy’s U.S. Company	4.1%	(5.0%)	0.0%
Wendy’s U.S. Franchise	3.9%	(5.5%)	(0.1%)
Tim Hortons Canada	5.9%	3.6%	6.8%
Tim Hortons U.S.	9.2%	4.7%	9.1%
Baja Fresh System	(6.1%)	(4.1%)	(5.1%)
Monthly Same-Store Sales Summary for July, August, and September

	July 2006	July 2005	August 2006	August 2005	September 2006	September 2005
Wendy’s U.S. Company	3.6%	(5.4%)	4.7%	(5.2%)	4.3%	(4.3%)
Wendy’s U.S. Franchise	3.2%	(5.2%)	4.5%	(6.5%)	4.2%	(4.9%)
Tim Hortons Canada	4.8%	4.0%	5.6%	3.4%	7.6%	3.5%
Tim Hortons U.S.	8.2%	4.1%	10.1%	5.3%	9.6%	4.8%
Wendy’s International, Inc. overview
     Wendy’s International, Inc. is one of the world’s most successful restaurant operating and franchising companies, with full ownership positions in its flagship brand, Wendy’s Old Fashioned Hamburgers, as well as Baja Fresh® Mexican Grill. The Company also has investments in two other quality brands, Cafe Express and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.
CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995
The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.
Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:
Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.
Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.
Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.
Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.
Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.
The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.
International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.
Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.
Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.